Bottomline Technologies Reports Second Quarter Results

Record Revenue and Orders Drive Strong Operating Margin Highlighting Quarter

PORTSMOUTH, N.H. – January 27, 2011 – Bottomline Technologies (NASDAQ: EPAY), a leading provider of collaborative payment, invoice and document automation solutions, today reported financial results for the second quarter ended December 31, 2010.

Revenues for the second quarter were $44.3 million, an increase of $4.2 million, or 10%, from the second quarter of last year.  Subscriptions and transactions revenue increased 24% from the second quarter of last year to $13.0 million.

Gross margin for the second quarter was $25.3 million, an increase of $2.6 million from the second quarter of last year.  Net income for the second quarter was $2.1 million, or diluted net income per share of $0.06.

Core net income for the second quarter was $8.2 million after excluding acquisition-related expenses of $3.2 million, restructuring expenses of $0.1 million and equity-based compensation of $2.9 million.  Core net income increased $1.6 million, or 24%, from the second quarter of last year.  Core earnings per share was $0.25.

“We had a great quarter with record orders of $64.3 million,” said Rob Eberle, President and CEO of Bottomline Technologies.  “The strong orders drove results which were well ahead of our expectations for the quarter.  Strategically, we signed a major Canadian bank and expanded the Software as a Service (SaaS) based solutions we offer through the acquisition of SMA Financial.  I am proud of our team’s execution and excited by our future prospects.”

Revenues for the six months ended December 31, 2010 increased 13% to $86.3 million as compared with $76.7 million in the same period last year.  Net income for the six months ended December 31, 2010 was $4.7 million, or net income per share of $0.15.

Core net income for the six months ended December 31, 2010 was $16.8 million after excluding acquisition-related expenses of $6.5 million, restructuring expenses of $0.1 million and equity-based compensation of $5.4 million.  Core net income grew by 25% as compared with the $13.4 million reported for the six months ended December 31, 2009.  Core earnings per share was $0.51 for the six months ended December 31, 2010.

Second Quarter Customer Highlights

•	Chosen by a leading Canadian bank to provide an innovative, next generation cash management solution that will be deployed for multiple market segments.

•	Selected by The Bank of England to deliver a WebSeries® payments hub, enabling the central bank of the U.K. to manage their payments more efficiently.

•
Leading companies including AXIS Specialty U.S. Services, Kaiser Foundation Hospitals, Nautilus Insurance Company, Pennsylvania Lumbermens Mutual Insurance Company and Tokio Marine Management chose Legal eXchange®, Bottomline’s SaaS-based invoice automation solution for the legal industry.

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Expanded relationships with existing payments, invoice and document automation customers Ally Financial, Cascade Corporation, CORESTAFF Services, CB Richard Ellis, CVS Caremark Corporation, Hewlett-Packard, Kaiser Permanente, Motorola, Nike Team Sports, Norbain SD Limited, Pearson Shared Services Limited, Raymond James Financial, Trek Bicycle Corporation and the University of Arizona.

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Increased penetration into the healthcare vertical by adding new customers, FirstHealth Moore Regional Hospital and Madison Memorial Hospital, and deepening relationships with Baptist Health South Florida, Iasis Healthcare, Johnson & Johnson Medical Limited, Merck, Nautilus Healthcare Management Group and Trinity Health.

Second Quarter Strategic Corporate Highlights

•	Acquired SMA Financial Ltd, a provider of SaaS–based connectivity to SWIFT for the automation of payments and financial messaging.

•	Announced corporate cash management mobile banking capabilities for payments and information reporting.

•	Named to the FinTech 100 by American Banker, Bank Technology News and the research firm, IDC Financial Insights; also named to the Software 500 by Software Magazine.

•	Recognized as a “Best Company to Work For” by Business NH Magazine.

•	Chief Technology Officer, Eric Campbell and Director of Global Marketing, Marcus Hughes were named to the 2010 “Who’s Who in Treasury and Cash Management,” by Global Finance magazine.

Bottomline has presented supplemental non-GAAP financial measures as part of this earnings release.  Core net income and core earnings per share are non-GAAP financial measures.  The non-GAAP financial measures exclude certain items, specifically amortization of intangible assets, impairment losses on equity investments, equity-based compensation, acquisition-related expenses and restructuring related costs.  The presentation of this non-GAAP financial information should not be considered in isolation from, or as a substitute for, the financial results presented in accordance with GAAP. Bottomline believes that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations. Bottomline’s executive management team uses these same non-GAAP financial measures internally to assess the ongoing performance of the company.  Additionally, the same non-GAAP information is used for planning purposes including the preparation of operating budgets and in communications with the board of directors in respect of financial performance.  Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies.  Shares used in computing core earnings per share are calculated using the treasury stock method, which assumes full exercise of in-the-money stock options and warrants and full vesting of restricted stock.  A reconciliation of the GAAP results to the non-GAAP results for the three and six month periods ended December 31, 2010 and 2009 is as follows:

	Three Months Ended December 31,		Six Months Ended December 31,
	(in thousands)		(in thousands)
	2010	2009	2010	2009
GAAP net income	$2,065	$704	$4,740	$1,876
Amortization of intangible assets	2,905	3,361	5,787	6,667
Equity-based compensation	2,851	2,400	5,422	4,308
Acquisition-related expenses	309	127	749	529
Restructuring expenses	60	-	60	-
Core net income	$8,190	$6,592	$16,758	$13,380

About Bottomline Technologies
Bottomline Technologies (NASDAQ: EPAY) provides collaborative payment, invoice and document automation solutions to corporations, financial institutions and banks around the world. The company’s solutions are used to streamline, automate and manage processes involving payments, invoicing, global cash management, supply chain finance and transactional documents. Organizations trust these solutions to meet their needs for cost reduction, competitive differentiation and optimization of working capital. Headquartered in the United States, Bottomline also maintains offices in Europe and Asia-Pacific. For more information, visit www.bottomline.com.

Bottomline Technologies, WebSeries, Legal eXchange and the BT logo are trademarks of Bottomline Technologies (de), Inc. which may be registered in certain jurisdictions. All other brand/product names may be trademarks of their respective owners.

Cautionary Language
This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies' financial results, refer to the Company's Form 10-K for year ended June 30, 2010 and any subsequently filed Form 10-Q’s, Form 8-K’s or amendments thereto. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Media Contact:
Kevin Donovan
Bottomline Technologies
603-501-5240
kdonovan@bottomline.com

Bottomline Technologies
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended
	December 31,
	2010	2009
Revenues:
Software licenses	$4,180	$3,787
Subscriptions and transactions	13,031	10,469
Service and maintenance	24,952	23,775
Equipment and supplies	2,119	2,091
Total revenues	44,282	40,122

Cost of revenues:
Software licenses	214	321
Subscriptions and transactions (1)	6,748	5,160
Service and maintenance (1)	10,404	10,405
Equipment and supplies	1,635	1,590
Total cost of revenues	19,001	17,476

Gross profit	25,281	22,646

Operating expenses:
Sales and marketing (1)	9,257	8,825
Product development and engineering (1)	5,476	4,753
General and administrative (1)	4,545	4,248
Amortization of intangible assets	2,905	3,361
Total operating expenses	22,183	21,187
Income from operations	3,098	1,459
Other income (expense), net	32	(93)
Income before income taxes	3,130	1,366
Provision for income taxes	1,065	662
Net income	$2,065	$704
Basic net income per share attributable to common stockholders	$0.07	$0.03
Diluted net income per share attributable to common stockholders	$0.06	$0.03
Shares used in computing basic net income per share:	31,330	25,092
Shares used in computing diluted net income per share:	33,253	25,933

Core net income (excludes amortization of intangible assets, acquisition-related expenses, restructuring expenses and stock compensation expense):(2)
Net income	$8,190	$6,592
Diluted net income per share (3)	$0.25	$0.25

(1) Stock-based compensation is allocated as follows:
Cost of revenues: subscriptions and transactions	$118	$61
Cost of revenues: service and maintenance	474	444
Sales and marketing	994	838
Product development and engineering	419	329
General and administrative	846	728

(2) Core net income excludes charges for amortization of intangible assets of $2,905 and $3,361, acquisition-related expenses of $309 and $127, restructuring expenses of $60 and zero and stock compensation expense of $2,851 and $2,400, for the three months ended December 31, 2010 and 2009, respectively.
(3) Shares used in computing diluted core net income per share were 33,253 and 26,687 for the three months ended December 31, 2010 and 2009, respectively.

Bottomline Technologies
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Six Months Ended
	December 31,
	2010	2009
Revenues:
Software licenses	$7,642	$6,750
Subscriptions and transactions	24,565	18,750
Service and maintenance	50,004	46,910
Equipment and supplies	4,110	4,268
Total revenues	86,321	76,678

Cost of revenues:
Software licenses	429	540
Subscriptions and transactions (1)	13,121	9,038
Service and maintenance (1)	20,833	20,125
Equipment and supplies	3,155	3,211
Total cost of revenues	37,538	32,914

Gross profit	48,783	43,764

Operating expenses:
Sales and marketing (1)	17,811	16,708
Product development and engineering (1)	10,488	8,843
General and administrative (1)	9,280	8,538
Amortization of intangible assets	5,787	6,667
Total operating expenses	43,366	40,756
Income from operations	5,417	3,008
Other income, net	315	128
Income before income taxes	5,732	3,136
Provision for income taxes (4)	992	1,260
Net income	$4,740	$1,876
Basic net income per share attributable to common stockholders	$0.15	$0.07
Diluted net income per share attributable to common stockholders	$0.15	$0.07
Shares used in computing basic net income per share:	31,042	24,747
Shares used in computing diluted net income per share:	32,619	25,372

Core net income (excludes amortization of intangible assets, acquisition-related expenses, restructuring expenses and stock compensation expense):(2)
Net income	$16,758	$13,380
Diluted net income per share (3)	$0.51	$0.52

(1) Stock-based compensation is allocated as follows:
Cost of revenues: subscriptions and transactions	$224	$114
Cost of revenues: service and maintenance	883	749
Sales and marketing	1,844	1,487
Product development and engineering	778	533
General and administrative	1,693	1,425

(2) Core net income excludes charges for amortization of intangible assets of $5,787 and $6,667, acquisition-related expenses of $749 and $529, restructuring expenses of $60 and zero and stock compensation expense of $5,422 and $4,308, for the six months ended December 31, 2010 and 2009, respectively.

(3) Shares used in computing diluted core net income per share were 32,619 and 25,882 for the six months ended December 31, 2010 and 2009, respectively.
(4) Includes a discrete tax benefit of $937 recorded in the three months ended September 30, 2010.

 Bottomline Technologies
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	June 30,
	2010	2010

Assets
Current assets:
Cash, cash equivalents and short-term investments	$143,997	$122,809
Accounts receivable	36,840	26,019
Other current assets	8,139	8,910
Total current assets	188,976	157,738
Property and equipment, net	14,342	14,561
Intangible assets, net	99,304	95,466
Other assets	667	1,617
Total assets	$303,289	$269,382

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$6,549	$5,857
Accrued expenses	10,062	9,715
Deferred revenue	42,807	37,461
Total current liabilities	59,418	53,033
Deferred revenue, non-current	2,991	2,738
Deferred income taxes	2,266	1,432
Other liabilities	1,940	1,788
Total liabilities	66,615	58,991

Stockholders' equity
Common stock	34	32
Additional paid-in-capital	393,235	375,700
Accumulated other comprehensive loss	(6,289)	(9,358)
Treasury stock	(21,720)	(22,657)
Accumulated deficit	(128,586)	(133,326)
Total stockholders' equity	236,674	210,391
Total liabilities and stockholders' equity	$303,289	$269,382